UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

5803 Glenmont Drive		77081
Houston, Texas		(Zip Code)
(Address of principal executive offices)

713-592-7200
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Supplemental Indenture
Press Release

Item 1.01 Entry into a Material Definitive Agreement

     On January 28, 2005, The Men’s Wearhouse, Inc. (the “Company”) and JPMorgan Chase Bank, National Association (successor to JPMorgan Chase Bank), as trustee (the “Trustee”), entered into a Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture dated October 21, 2003 (the “Indenture”), between the Company and the Trustee, for up to $130,000,000 aggregate principal amount of 3.125% Convertible Senior Notes due 2023 (the “Notes”). The Supplemental Indenture modifies the Indenture to allow the Company to make the election whether a holder who surrenders a Note when they become convertible will be entitled to receive, in respect of the Principal Amount at Issuance (as defined in the Indenture) of such Note, 100% common stock, 100% cash or a combination of cash and common stock on or before the first date the Notes become convertible under the circumstances described in the Indenture.

     A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 Other Events

     On January 28, 2005, the Company issued a press release announcing that it has irrevocably elected, pursuant to the Indenture (as modified by the Supplemental Indenture), to settle the Principal Amount at Issuance of its Notes in 100% cash when they become convertible and are surrendered by the holders thereof.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description
4.1	Supplemental Indenture dated January 28, 2005, by and between The Men’s Wearhouse, Inc. and JPMorgan Chase Bank, National Association.

99.1	Press Release of The Men’s Wearhouse, Inc. dated January 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer and Principal Financial Officer

Index to Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture dated January 28, 2005, by and between The Men’s Wearhouse, Inc. and JPMorgan Chase Bank, National Association.

99.1	Press Release of The Men’s Wearhouse, Inc. dated January 28, 2005.